Calculation of Filing Fee Tables
S-8
Gildan Activewear Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares	Other	2,227,999	$ 57.3132	$ 127,693,752.29	0.0001381	$ 17,634.51
2	Other	Deferred Compensation Obligations	Other	18,000,000		$ 18,000,000.00	0.0001381	$ 2,485.80
3	Other	Participation Interests	Other				0.0001381	$ 0.00
Total Offering Amounts:						$ 145,693,752.29		$ 20,120.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,120.31
Offering Note
[1]	Estimated solely for purpose of calculating the registration fee. Other than with respect to the Common Shares subject to stock options, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per unit and maximum aggregate offering price are based on the reported average of the high and low prices of Common Shares as reported on the New York Stock Exchange on November 24, 2025 (rounded up to the nearest cent). With respect to the 27,999 Common Shares issuable pursuant to outstanding but unexercised stock options previously granted under the Hanesbrands Inc. Inducement Stock Option Grant Notice and Agreement, pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the weighted average exercise price of such options. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover an indeterminate number of additional common shares ("Common Shares") of Gildan Activewear Inc. (the "Registrant") which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of outstanding shares of Common Shares. Includes (a) 1,200,000 Common Shares in respect of the Hanesbrands Inc. 2020 Omnibus Incentive Plan, as amended; (b) 27,999 Common Shares in respect of the Hanesbrands Inc. Inducement Stock Option Grant Notice and Agreement and (c) 1,000,000 Common Shares in respect of the Hanesbrands Inc. Retirement Savings Plan. The Deferred Compensation Obligations are unsecured general obligations of the Registrant to pay deferred compensation from time to time up to $18,000,000 in accordance with the terms of the Hanesbrands Inc. Executive Deferred Compensation Plan, as amended (the "EDCP"). The amount registered is based upon an estimate of the amount of compensation to be deferred by participants under the EDCP, estimated to be approximately $18,000,000, and is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

[2]	The Deferred Compensation Obligations are unsecured general obligations of the Registrant to pay deferred compensation from time to time up to $18,000,000 in accordance with the terms of the Hanesbrands Inc. Executive Deferred Compensation Plan, as amended (the "EDCP"). The amount registered is based upon an estimate of the amount of compensation to be deferred by participants under the EDCP, estimated to be approximately $18,000,000, and is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

[3]	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Hanesbrands Inc. Retirement Savings Plan. Pursuant to Rule 457(h)(3) no registration fee is required to be paid in respect of such plan interests.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A